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                                                                 EXHIBIT 10.11.1

                             AMENDED AND RESTATED
                          AVERY DENNISON CORPORATION
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                                    GENERAL
                                    -------

     Avery Dennison Corporation (the "Company" and successor to Avery International Corporation), a corporation organized under the laws of the State of Delaware, by resolution of its Board of Directors dated November 17, 1983, adopted the Avery International Corporation Supplemental Executive Retirement Plan effective as of December 1, 1983, and which by resolution of the Compensation and Executive Personnel Committee of the Board of Directors dated April 23, 1998, is amended to be the Avery Dennison Corporation Supplemental Executive Retirement Plan (the "Plan") effective as of April 23, 1998.

     The purpose of the Plan is to provide its participants (the "Participants") with (i) additional incentive to further the growth, development and financial success of the Company, and (ii) an inducement to remain in the service of the Company, by offering benefits to supplement (but not to be part of) other benefits they may be entitled to receive at the time of their retirement.

     Benefits under the Plan shall not be funded and shall be payable solely from the general assets of the Company, in consideration of service to be rendered to the Company by the Participants in the future.

     Responsibility for the administration of the Plan shall rest exclusively with the Compensation and Executive Personnel Committee Compensation Committee (the "Committee") of the Board of Directors of the Company.


                                  ELIGIBILITY
                                  -----------

     The participants in the Plan shall be those employees of the Company (or an affiliate of the Company) who are so designated by the Committee.


                                   BENEFITS
                                   --------

     The benefit payable to a Participant under the Plan will be determined by the Committee at the time he is designated as a Participant. In general terms, the benefit will be a designated percentage of his "Average Compensation" (defined as base compensation plus annual bonus) over the last three years of his employment.

     For the purpose of determining a Participant's future service with the Company, any period in which the Participant is disabled (unable to perform his job because of medically determined mental or physical condition) shall be treated as a period of service with the Company.

     A Participant shall be eligible to commence receiving his benefits under the Plan upon retiring at or after age 65, or upon such earlier date as the Committee designates with respect to him.

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                                FORM OF BENEFIT
                                ---------------

     The form in which each Participant's benefit is paid under the Plan shall be a 50%, 75% or 100% joint and survivor annuity, or a certain and continuous payment for life with continuation of such payments until the end of a period specified by the Participant (5, 10 or 15 years) if he dies within that period. The actuarial value of the benefit paid shall be unaffected by the form of payment selected.


                        PRE-RETIREMENT SURVIVOR ANNUITY
                        -------------------------------

     If the Participant dies while employed by the Company (or affiliate) and is survived by the spouse to whom he was married on the date of his death, the Committee may designate a percentage of the Participant's average "Compensation" over his last three years of his employment to be paid to such surviving spouse. In general, the designated percentage shall be that which will produce a benefit to the surviving spouse equal to the benefit that would have been paid had the Participant retired on the day before his death having selected the 50 percent joint and survivor form of annuity.


            DESIGNATION OF BENEFICIARIES AND CONTINGENT ANNUITANTS
            ------------------------------------------------------

     At any time prior to the first benefit payment hereunder a Participant shall have the right to designate, revoke or redesignate beneficiaries and contingent annuitants to receive benefits under the Plan in accordance with the Participant's designated form of benefit. Designation, revocation and redesignation of beneficiaries and contingent annuitants shall be made in writing in accordance with procedures established by the Committee.


                                ADMINISTRATION
                                --------------

     The "Administrator" (the Committee or its delegate), shall conduct the general administration of the Plan and shall have the necessary power and authority to interpret any provisions of the Plan and specifically to determine a person's status as a Participant and the benefits which he shall receive. In carrying out its responsibilities, the Administrator shall have the power and authority to engage actuaries, attorneys, accountants or other consultants necessary to provide advice and consultation if, in the determination of the Committee, such consultation is required to interpret or implement any provision of the Plan properly and equitably. While the Plan is intended to be a permanent program, the Company shall have the right to terminate the Plan by action of its Board of Directors.


                               OTHER PROVISIONS
                               ----------------

     The receipt of any person entitled to payment under the Plan (or payment to such person at the last address on file with the Company) shall be a complete discharge to the Company, its directors and employees, and the Administrator.
If the Administrator determines that a person

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entitled to a payment under the Plan is unable (by reason of physical or mental condition) to give a valid receipt for such payment, payment shall instead be made to such other person found by the Administrator to have assumed the care of such person.

     No Participant's benefit under the Plan shall be liable at any time for the debts, contracts or engagements of any Participant, his beneficiaries, contingent annuitants, or successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, prior to payment hereunder, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever, except to designate a beneficiary or contingent annuitant as provided in the Plan.

     The Plan may be amended by the Company's Board of Directors or the Committee.

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